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                                                                    Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


         We have issued our reports dated March 9, 2005 accompanying the consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting included in the Annual Report of Atlas Pipeline Partners, L.P. on Form 10-K for the year ended December 31, 2004; our report dated April 25, 2005 accompanying the financial statements of ETC Oklahoma Pipeline Ltd. as of August 31, 2004 and 2003, and for the year ended August 31, 2004 and for the eleven months ended August 31, 2003 included in the Current Report of Atlas Pipeline Partners, L.P. on Form 8-K dated May 24, 2005; and our report dated April 25, 2005 accompanying the financial statements of the Elk City System (a division of the Aquila Gas Pipeline Corporation), for the year ended September 30, 2002 included in the Current Report of Atlas Pipeline Partners, L.P. on Form 8-K dated May 24, 2005 incorporated by reference in the Registration Statement on Form S-3. We consent to the incorporation by reference in the Registration Statement on Form S-3 of the aforementioned reports and to the use of our name as it appears under the caption "Experts".



                                                /s/ GRANT THORNTON LLP

Cleveland, Ohio
August 29, 2005